Exhibit 10.1

UNITED STATES DEPARTMENT OF THE TREASURY
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
August 31, 2011
Ladies and Gentlemen:
Reference is made to that certain letter agreement (the “Repurchase Letter Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Repurchase Letter Agreement.
As documented by the Repurchase Letter Agreement, the Company has completed the repurchase from the Investor of all of the Preferred Shares issued to the Investor pursuant to the Securities Purchase Agreement. Following such time, the Company delivered a Warrant Repurchase Notice dated as of the date set forth on Schedule A hereto to the Investor. In connection with the consummation, on the date hereof, of the repurchase of the Warrant by the Company from the Investor, as contemplated by the Warrant Repurchase Notice and Section 4.9 of the Securities Purchase Agreement:
(a)    The Company hereby acknowledges receipt from the Investor of the Warrant; and
(b)    The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Warrant, determined in accordance with Section 4.9 of the Securities Purchase Agreement.
This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

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In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF
THE TREASURY

By:	/s/ Matthew Pendo
Name: Matthew Pendo
Title: Chief Investment Officer

COMPANY: West Bancorporation, Inc.

By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

SCHEDULE A
Company Information:
Name of the Company: West Bancorporation, Inc.
Corporate or other organizational form of the Company: Corporation
Jurisdiction of organization of the Company: State of Iowa
Information related to the Preferred Share Repurchase:
Date of Repurchase Letter Agreement for the repurchase of 36,000 of the Preferred Shares: June 29, 2011
Terms of the Warrant Repurchase:
Date of Warrant Repurchase Notice: August 23, 2011
Aggregate purchase price for the Warrant: $700,000.00

Investor wire information for payment of purchase price for the Warrant:	ABA Number: XXXXXX Bank: XXXXXX Account Name: XXXXXX Account Number: XXXXXX